SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

AXCESS INTERNATIONAL INC.

(formerly AXCESS Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11933 (Commission File Number)	85-0294536 (I.R.S. Employer Identification No.)

3208 Commander Drive, Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 407-6080

(AXCESS Inc.)

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 3.02. Unregistered Sales of Equity Securities
Signature
Press Release

Item 2.02. Results of Operations and Financial Condition

On January 31, 2005 Axcess International Inc. (AXCESS) issued a press release that announced operating announcing results for its fourth quarter and year ended December 31, 2004. The press release is posted on the Company’s Web site (www.axcessinc.com) under the heading Press Releases. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.

Item 3.02. Unregistered Sales of Equity Securities

In January 2005 the Company received commitments for $1,565,501 of additional working capital from existing warrant holders. The Company offered an inducement to all existing warrant holders that had warrants expiring on May 15, 2005. The inducement offered was one new warrant for each warrant exercised prior to January 28, 2005. The underlying common shares for the existing warrants have been registered under an SB-2 registration statement that was declared effective in December 2004. The Company will issue 1,550,001 of new warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. The Company expects all of the funds committed to be received by mid-February 2005.

(c) Exhibits.

99.1	Press Release of Axcess announcing year end results.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC.
(Registrant)

February 1, 2005	/s/ Allan Griebenow
(Date)	Allan Griebenow
President and Chief Executive Officer